Exhibit 10.1

SUPERIOR ENERGY SERVICES, INC.

AMENDED AND RESTATED

2013 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Amended and Restated 2013 Stock Incentive Plan (the “Plan”) of Superior Energy Services, Inc. (“Superior”) is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the “Company”) by furnishing stock-and cash-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate officers, directors, employees, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Superior’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.001 par value per share, of Superior (the “Common Stock”) or cash, which may or may not be valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Superior owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2. Administration.

2.1 Composition. The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Superior (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”), and (c) qualify as an “independent director” under the rules of the New York Stock Exchange.

2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants. Officers, directors and employees of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10), and (g) Cash-Based Performance Awards (as defined in Section 11).

5. Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 13.5, a total of 14,850,000 shares of Common Stock shall be authorized for grant under the Plan.

5.2 Share Counting.

A. The above authorized Plan limit shall be reduced by one share of Common Stock for every one share of Common Stock subject to a stock option or a SAR granted under the Plan, and by 1.6 shares of Common Stock for every one share of Common Stock subject to Incentives granted under the Plan in a form other than stock options or SARs.

B. To the extent any shares of Common Stock covered by a stock option or SAR granted under the Plan are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan and such shares may again be issued under the Plan. Cash-Based Performance Awards shall have no effect on the Plan limit in Section 5.1.

C. In the event that shares of Common Stock issued as an Incentive under the Plan are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired shares may again be issued under the Plan.

D. The following shares of Common Stock may not again be made available for issuance as Incentives under the Plan: (i) shares of Common Stock delivered or withheld in payment of the exercise of a stock option, (ii) shares of Common

Stock delivered or withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, and (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of a stock option.

E. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

F. Any share of Common Stock that again becomes available for grant under the Plan shall be added back to the total number of shares available for grant under the Plan as one share if such share was subject to a stock option or SAR, and as 1.6 shares if such share was subject to an Incentive other than a stock option or SAR.

5.3 Limitations on Awards. Subject to adjustments as provided in Section 13.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 14,850,000 shares.

B. Except as set forth in Section 5.3E. with respect to awards to non-management directors, the maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan, including stock options and SARS, to any one individual during any one calendar-year period shall be 1,000,000 shares. The foregoing provision shall be construed in a manner consistent with Section 162(m).

C. No more than 742,500 shares of Common Stock may be issued as restricted stock, restricted stock units and Other Stock-Based Awards (as defined in Section 10) without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2, provided that the shares issued under this limit may not be issued to employees who are subject to Section 16 of the 1934 Act. Further, all stock options and SARs granted to employees must comply with the minimum vesting periods provided in Sections 6.3 and 9.3.

D. The maximum value of a Cash-Based Performance Award or an Other Stock-Based Award that is valued in dollars rather than shares of Common Stock (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

E. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to a non-management director during any one calendar-year period shall be 50,000 shares.

5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee, provided that stock options granted to employees may not become fully exercisable prior to the third anniversary of the date of grant, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any stock option.

6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of

Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, or (f) in such other manner as may be authorized from time to time by the Committee.

6.6 Repricing. Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 13.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise or base price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7 No Dividend Equivalent Rights. Participants holding stock options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

6.8 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7. Restricted Stock.

7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m).

7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals and except as provided in Section 5.3C., the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 2013 Stock Incentive Plan, as it may be amended (the “Plan”), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to the attainment of the performance goals applicable to the underlying shares of restricted stock.

7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1 Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 and meet the additional requirements imposed by Section 162(m).

8.2 Vesting Period. At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except for restricted stock units that vest based on the attainment of performance goals and except as provided in Section 5.3C., a Vesting Period of at least three years is required, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the restricted stock units is based upon the attainment of performance goals, a minimum Vesting Period of one year is allowed. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company if so provided in the Incentive Agreement.

8.3 Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests. Notwithstanding the above, if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs shall be subject to the attainment of the performance goals applicable to the underlying RSUs.

8.4 Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9. Stock Appreciation Rights.

9.1 Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

9.3 Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee, provided that SARs granted to employees may not become fully exercisable prior to the third anniversary of the date of grant, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). Notwithstanding the foregoing, the Committee may at any time in its discretion accelerate the exercisability of any SAR.

9.4 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5 Payment. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

A. the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

B. the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

9.6 No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

10. Other Stock-Based Awards.

10.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m).

10.2 Limitations. At the time an Other Stock-Based Award is granted, the Committee shall establish a period of time during which the Other Stock-Based Award shall vest (the “Vesting Period”). Each Other Stock-Based Award may have a different Vesting Period. Except for Other Stock-Based Awards that vest based on the attainment of performance goals and except as provided in Section 5.3C., a Vesting Period of at least three years is required, with incremental vesting of portions of the award over the three-year period permitted (provided, however, that no portion of the award may be scheduled to vest prior to the first anniversary of the date of grant). If the vesting of the Other Stock-Based Award is based upon the attainment of performance goals, a minimum Vesting Period of one year is allowed.

11. Cash-Based Performance Awards. The Committee may grant Incentives in the form of “Cash-Based Performance Awards” to eligible participants, which shall consist of the opportunity to earn cash awards based on performance. A Cash-Based Performance Award shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent that a Cash-Based Performance Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m), it must be made subject to the attainment of performance goals as described in Section 12 below and meet the additional requirements imposed by Section 162(m). At the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Incentive including, as applicable, the performance period and the time or times at which any payout shall be deemed vested and payable.

12. Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, restricted stock units, Other Stock-Based Awards or Cash-Based Performance Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Superior, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; pre-tax income; safety performance; reduction of expenses; free cash flow or increase in cash flow; or DSO (days sales outstanding) improvement. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

13. General.

13.1 Duration. No Incentives may be granted under the Plan after May 22, 2025; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5 Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock (including but not limited to adjustments of the authorized Plan and award limits set forth in Section 5 and of the manner and ratio by which Incentives other than stock options and SARs are counted under the Plan). In the event of any such adjustments, the exercise price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6 Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

13.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

B. amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

C. materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 13.10.

13.10 Change of Control.

A. A “Change of Control” shall mean:

(i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Superior’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 13.10A.(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 13.10A.(iii) hereof; or

(ii) individuals who, as of January 1, 2013, constituted the Board of Directors of Superior (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Superior’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Superior) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Superior’s outstanding Common Stock and Superior’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Superior, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.

For purposes of this Section 13.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 13.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 13.10, and if determined by the Committee and so provided in the Incentive Agreement, all outstanding stock options, SARs, and other Incentives in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Incentives shall lapse. Further, except as otherwise provided in the Incentive Agreement or any other Plan document governing an Incentive, the target payout opportunities attainable under all outstanding performance-based Incentives shall be deemed to have been fully earned as of the effective date of the Change of Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to participants within thirty (30) days following the effective date of the Change of Control (or any later date required by pursuant to Section 13.15) based upon the length of time within the performance period that has elapsed prior to the Change of Control. As used in the immediately preceding sentence and subject to Section 13.15, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C. No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 13.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 13.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i) require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options, SARs, restricted stock units and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; provided, however, that no such mandatory conversion shall occur if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result of such cash payment or issuance of securities, or

(iv) provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D. For the purposes of paragraph (iii) of Section 13.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Superior in any such merger, consolidation or other reorganization,

(ii) the price per share offered to stockholders of Superior in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to stockholders of Superior in any transaction described in this Section 13.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.11 Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except so provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

13.12 Recovery Policy. Each Incentive Agreement shall contain a provision permitting the Company to recover any Incentive granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Incentive and the participant is determined to be responsible, in whole or in part, for the restatement, or (ii) the Incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

13.13 No Trust or Fund Created. Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.14 Participants Outside the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees, consultants or advisors, the Committee, in its sole discretion, shall have the power and authority to (a) determine which persons employed outside the United States are eligible to participate in the Plan; (b) amend or vary the terms and provisions of the Plan and the terms and conditions of any Incentive granted to persons who reside outside the United States; (c) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable; and (d) take any action, before or after an Incentive is granted, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

13.15 Section 409A of the Code.

A. It is intended that the payments and benefits provided under the Plan and any Incentive shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Incentive Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Incentive is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any Incentive.

B. Notwithstanding anything in the Plan or in any Incentive Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Incentive Agreement by reason of the occurrence of a Change of Control, or the participant’s disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Incentive upon a Change of Control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change of Control, disability or separation from service, as applicable.